  EXHIBIT 99.1

BIMINI CAPITAL ANNOUNCES EXECUTION OF AGREEMENT AND PLAN OF REORGANIZATION AMONG ITS WHOLLY OWNED SUBSIDIARY, ORCHID ISLAND CAPITAL, INC. AND FLATWORLD ACQUISITION CORP.

VERO BEACH, Fla. (July 30, 2012) - Bimini Capital Management, Inc.  (OTCBB: BMNM) (the "Company" or “Bimini”), a real estate investment trust ("REIT"), today announced Orchid Island Capital, Inc. (“Orchid Island”), Bimini’s wholly owned subsidiary, a specialty finance company that invests in residential mortgage-backed securities, or RMBS, and FlatWorld Acquisition Corp. (“FlatWorld”) (OTC BB: FWLAF), a special purpose acquisition company,  entered into an Agreement and Plan of Reorganization dated July 26, 2012, through which FlatWorld will acquire Orchid Island.  The proposed business transaction, which is structured as the merger of Orchid Island into a wholly owned subsidiary of FlatWorld, is expected to be completed in early September 2012. Following the closing of the merger, FlatWorld intends to change its name to Orchid Island Holding, Inc.

Bimini Capital’s management team, led by Robert E. Cauley, its Chief Executive Officer and Chairman, and G. Hunter Haas, its Chief Financial Officer, Secretary and Chief Investment Officer, will assume essentially the same roles at Orchid Island following the consummation of the merger with FlatWorld.

Robert E. Cauley, Chief Executive Officer, President and Chairman of Orchid Island, said, “Bimini, through the merger of Orchid Island with FlatWorld Acquisition Corp., has found an attractive alternative for Orchid to access capital in the public market.  Upon consummation of the merger with FlatWorld, Orchid will be well positioned for continued growth and to establish its own track record as a specialty finance company.  We are excited to partner with Jeff Valenty and the FlatWorld team.”

Jeffrey A. Valenty, FlatWorld’s President, said, “We are very pleased to be partnering with Orchid Island on this business transaction at what we believe is an ideal entry-point into a differentiated REIT investment strategy that presents a compelling investment opportunity for our public shareholders with potential for future growth in assets, protection of shareholder value, and ability to achieve attractive risk-adjusted returns. We are excited to partner with Robert Cauley and Hunter Haas.  Bob and Hunter have a strong track record of profitably investing in Agency residential mortgage backed securities and are the right team to lead Orchid Island into this next stage as a public company.”

Overview of Orchid Island

Orchid Island is a specialty finance company that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corp. (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

Summary of Business Transaction

Under the terms of the Agreement and Plan of Reorganization, Bimini, the sole shareholder of Orchid Island, will be issued 141,873 shares of Class A Preferred Shares of FlatWorld exchangeable into 1,418,730 ordinary shares of FlatWorld (the “Merger Consideration”) for an aggregate consideration valued at approximately $14.4 million.  The Merger Consideration is subject to adjustment based upon, among other things, the total stockholder equity of Orchid Island at the closing of the merger.  In conjunction with the merger, Bimini will contribute cash to FlatWorld in the amount of $1,754,281.  Also in conjunction with the merger, FlatWorld will repurchase the 573,875 ordinary shares of FlatWorld owned by its sponsor for $1,154,281 in cash and warrants to purchase two million ordinary shares of FlatWorld at an exercise price of $9.25 per share.

As a condition to closing merger, FlatWorld will provide its current shareholders with the opportunity to redeem their ordinary shares for cash equal to their pro rata share of the aggregate amount on deposit in the trust account set up to hold the proceeds of FlatWorld’s initial public offering (“IPO”) and concurrent private placement, less taxes and interest earned on the aggregate amount on deposit in the trust account, upon the consummation of the merger.  FlatWorld intends to conduct these redemptions by way of a tender offer without a shareholder vote and pursuant to the tender offer rules of the Securities and Exchange Commission, (the “SEC”).  The tender offer is subject to conditions and other items set forth in an Offer to Purchase and other tender offer materials that FlatWorld has filed with the SEC and that are being distributed to FlatWorld shareholders. In particular, the tender offer is conditioned on, among other things, the consummation of the merger and no more than 825,000 ordinary shares being validly tendered and not validly withdrawn prior to 11:59 p.m., New York City time, on August 24, 2012 (such date and time as they may be extended), the “Expiration Date”.

After consummation of the merger, FlatWorld intends to declare a special dividend to holders of its ordinary shares whose ordinary shares are not purchased in the tender offer. The special dividend will consist of, for each ordinary share, (i) cash in an amount between approximately $0.44 and $0.68 per share equal to the quotient of (x) $1,000,000 divided by (y) the number of ordinary shares outstanding immediately following the repurchase of FlatWorld’s sponsor’s ordinary shares, and (ii) one newly issued warrant to purchase one ordinary share at an exercise price of $9.50.

Following the merger, the investment activities of Orchid Island will be managed by Bimini Advisors, LLC, a 90%-owned subsidiary of Bimini.  FWC Advisors LLC, an affiliate of FlatWorld’s sponsor, will acquire a 10% ownership interest in Bimini Advisors, LLC. The management arrangement will provide Bimini with the ability to earn management fees and share certain overhead expenses with Orchid Island.  Depending on the number of shares redeemed in the FlatWorld tender offer and certain other closing adjustments, the Class A Preferred Shares issued to Bimini will represent, on an as-converted basis, 38.2% to 49.1% of the surviving entity’s outstanding shares as of the closing.

The merger is currently expected to be completed in early September 2012.  The closing of the business transaction is subject to the completion of a tender offer pursuant to the terms of FlatWorld’s IPO, along with customary closing conditions.

This announcement is for informational purposes only and does not constitute an offer to purchase nor a solicitation of an offer to sell ordinary shares of FlatWorld. The solicitation of offers to buy ordinary shares of FlatWorld will only be made pursuant to the Offer to Purchase, dated July 30, 2012 (as may be amended or supplemented), the Letter of Transmittal, and other related documents that FlatWorld is sending to its shareholders.  The tender offer materials contain important information that should be read carefully before any decision is made with respect to the tender offer.  Those materials are being distributed by FlatWorld to FlatWorld’s shareholders at no expense to them.  In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC’s website at www.sec.gov .

Conference Call Information

Bimini Capital, Orchid Island, and FlatWorld will host a joint conference call to discuss the business transaction Wednesday, August 1, 2012 at 11:00 a.m. EDT.  Interested parties may listen to the call via telephone by dialing 888-656-7422, or for international callers, 913-312-1376.  A telephone replay will be available shortly after the call and can be accessed by dialing 888-203-1112 (confirmation code: 7494189), or for international callers, 719-457-0820 (confirmation code: 7494189.  The replay will be available until August 5, 2012, at 11:59 p.m. EDT.

About FlatWorld

FlatWorld is a blank check or special purpose acquisition company formed as a British Virgin Islands business company with limited liability on June 25, 2010 specifically for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation or contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar business transaction with one or more operating businesses or assets.  A registration statement for FlatWorld’s IPO was declared effective on December 9, 2010. On December 15, 2010, FlatWorld consummated the sale of 2,200,000 units consisting of one ordinary share and one warrant to purchase one ordinary share at an exercise price of $11.00 per share, and, on January 25, 2011, consummated the sale of an additional 95,500 units pursuant to the exercise of the underwriters’ over-allotment option.  Aggregate proceeds of $23,374,786 from the IPO and $1.5 million raised in a concurrent private placement to FlatWorld’s sponsor were placed in a trust account pending completion of FlatWorld’s initial business transaction.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements.” Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements.

Forward-looking statements relating to the proposed business transaction include, but are not limited to: statements about the benefits of the proposed business transaction involving FlatWorld and Orchid Island, including future financial and investment results; FlatWorld’s and Orchid Island’s plans, objectives, expectations and intentions; the expected timing of completion of the business transaction; and other statements relating to the business transaction that are not historical facts. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements. With respect to the proposed business transaction, these factors include, but are not limited to: the risk that holders of more than 825,000 of FlatWorld’s ordinary shares will validly tender and will not properly withdraw their ordinary shares prior to the Expiration Date; the risk that governmental and regulatory review of the tender offer documents may delay the merger or result in the inability of the merger to be consummated by September 9, 2012 and the length of time necessary to consummate the proposed merger; changing legislation and regulatory environments; changing interpretations of generally accepted accounting principles; continued compliance with government regulations; the risk that a condition to closing of the merger may not be satisfied; the risk that the businesses will not be integrated successfully; the risk that the anticipated benefits of the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with lenders, employees or regulators; an increase in interest rates; the inability to continue the development of Orchid Island’s investment strategy; a lower future return on investment ; the inability to manage rapid investment portfolio growth; requirements or changes affecting the business in which Orchid Island is engaged; general economic conditions; and the diversion of management time on merger-related issues.  These risks, as well as other risks associated with the merger, are more fully discussed in the Schedule TO (including the Offer to Purchase) filed by FlatWorld with the SEC in connection with the business transaction and tender offer which are available at the SEC’s website at www.sec.gov. Forward-looking statements included in this release speak only as of the date of this release. Neither Bimini, Orchid Island, (nor FlatWorld) undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release.

About Bimini Capital Management

Bimini Capital Management, Inc. is a REIT that invests primarily in, but is not limited to, residential mortgage-related securities issued by the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac) and the Government National Mortgage Association (Ginnie Mae). Its objective is to earn returns on the spread between the yield on its assets and its costs, including the interest expense on the funds it borrows.

CONTACT:
Bimini Capital Management, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.biminicapital.com